                       UNDERWRITER PARTICIPATION AGREEMENT

     This Agreement, dated as of April [ ], 2003, is entered into among Advent Capital Management, LLC (the "Investment Manager"), Advent Claymore Convertible Securities and Income Fund (the "Fund") and Claymore Securities, Inc. ("Claymore") with respect to certain distribution assistance to be provided by Claymore to the Fund, limited exclusively to providing offering and marketing materials and additional information to registered broker-dealers who are part of the underwriting syndicate publicly offering common (the "Common Shares") (and at a later date) preferred shares of the Fund (collectively, the "Shares"). In consideration of their mutual promises and in consideration of the parties entering into a certain servicing agreement, dated as of April 23, 2003, between the Fund and Claymore (the "Servicing Agreement"), the parties agree as follows:

1.   STATUS OF CLAYMORE

     (a) Claymore represents and warrants to the Investment Manager and the Fund that:

          (i) It is a broker-dealer registered as such with the Securities and Exchange Commission (the "SEC") and is registered or qualified in all capacities and jurisdictions required by reason of any participation in the distribution of Shares by it while providing the services described above and each employee or agent of Claymore who participates in the distribution of Shares has all necessary licenses and qualifications in all capacities and jurisdictions required by reason of any participation in a distribution of Shares pursuant to this Agreement.

          (ii) Claymore is a registered broker-dealer and is a member of the National Association of Securities Dealers, Inc. (the "NASD") and it agrees to abide by all of the rules and regulations of the NASD in connection with the participation in the distribution of Shares including, without limitation, the NASD Rules of Fair Practice. Claymore agrees to notify the Investment Manager and the Fund in writing immediately in the event of (1) its expulsion or suspension from the NASD, or (2) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Claymore's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Claymore from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon the Investment Manager's written notice of termination to Claymore.

          (iii) Claymore is familiar with and understands the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and has substantial experience with offers and sales of securities by issuers involving a public offering under the 1933 Act.

          (iv) Claymore also represents and warrants to the Fund that it is a corporation or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

     (b) The Fund assumes no obligation or responsibility as to Claymore's right to participate in the distribution of the Fund's Shares in any jurisdiction. If Claymore, while performing the services it provides the Fund hereunder, becomes subject to the laws of any non-U.S. jurisdiction, Claymore will take, at its own expense, such action, if any, as may be necessary to comply with the laws of such non-U.S. jurisdictions.

     (c) Claymore agrees that it will maintain the registrations, qualifications, exemptions and memberships referred to in paragraphs (a) and (b) in good standing and in full force and effect throughout the term of this Agreement.

2.   CLAYMORE'S COVENANTS.

     (a) Claymore covenants and agrees that, in connection with providing the services as described above, Claymore will engage in the permitted activities solely with registered broker-dealers, and will not participate in any distribution of Shares to any person that is not a registered broker-dealer, and will not offer Shares, or solicit offers for Shares, of the Fund.

     (b) Claymore covenants and agrees that it will not make any representations or provide any information to any person concerning the Fund other than those contained in the Fund's registration statement on Form N-2 (the "Registration Statement") or any marketing materials approved by the Fund and the Investment Manager.

     (c) Claymore covenants and agrees to use information provided by the Fund or the Investment Manager only in the manner intended (E.G., documents marked "internal use only" will not be disseminated to any person other than a registered broker-dealer).

     (d) Claymore covenants that the execution and delivery of this Agreement and the performance of its services contemplated hereby (i) have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained and (ii) does not and will not violate any federal or state laws, rules or regulations.

3.   INDEPENDENT CONTRACTOR.

     Neither the Investment Manager nor the Fund shall be liable for any acts of Claymore or any employee or agent of Claymore, and nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between the parties, nor any agency, joint venture, or partnership. Claymore shall at all times be and be deemed to be an independent contractor. Claymore, its employees and agents shall, under no circumstances, have any authority to act for or to bind the Investment Manager or the Fund in any way or to sign the name of the Investment Manager or the Fund or to represent that the Investment Manager or the Fund is in any way responsible for the acts or omissions of Claymore. Claymore shall not be required to devote any minimum amount of time to performing its obligations under this Agreement.

4. REPRESENTATIONS AND WARRANTIES BY THE FUND. The Fund represents and warrants to Claymore as of the date hereof as follows:

     (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to
Section 8(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund, are contemplated by the SEC, and any request on the part of the SEC for additional information has been complied with.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the prospectus nor any amendments or supplements thereto, at the time the prospectus or any such amendment or supplement was issued, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and each preliminary prospectus and the prospectus delivered to Claymore for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Common Shares, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act relating to the payment of filing fees thereof.

     (b) INDEPENDENT ACCOUNTANTS. The accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act.

     (c) FINANCIAL STATEMENTS. The statement of assets and liabilities included in the Registration Statement and the prospectus, together with the related notes, presents fairly the financial position of the Fund at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

     (d) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

     (e) GOOD STANDING OF THE FUND. The Fund has been duly organized and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign statutory trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (f)  NO SUBSIDIARIES. The Fund has no subsidiaries.

     (g) INVESTMENT COMPANY STATUS. The Fund is duly registered with the SEC under the 1940 Act as a closed-end, diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

     (h) CAPITALIZATION. The authorized, issued and outstanding shares of beneficial interest of the Fund is as set forth in the prospectus as of the date thereof under the caption "Description of Shares." All issued and outstanding shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Fund's agreement and declaration of trust, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

     (i) DESCRIPTION OF COMMON SHARES. The Common Shares conform to all statements relating thereto contained in the prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Common Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Common Shares is not subject to the preemptive or other similar rights of any securityholder of the Fund.

     (j) ABSENCE OF DEFAULTS AND CONFLICTS. The Fund is not in violation of its agreement and declaration of trust or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the agreement and declaration of trust or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations.

     (k) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

     (l) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the prospectus or to be filed as exhibits thereto by the 1933 Act or the 1940 Act which have not been so described and filed as required.

     (m) POSSESSION OF INTELLECTUAL PROPERTY. The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Fund, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

     (n) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or under the rules of the NASD.

     (o) POSSESSION OF LICENSES AND PERMITS. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (p) SUBCHAPTER M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

     (q) ACCOUNTING CONTROLS. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act and the Code;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with the management's general or specific authorization; and
(iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (r) ABSENCE OF UNDISCLOSED PAYMENTS. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the prospectus.

     (s) REGISTRATION RIGHTS. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

     (t) NYSE LISTING. The Common Shares have been duly authorized for listing, upon notice of issuance, on the New York Stock Exchange ("NYSE") and the Fund's registration statement on Form 8-A under the 1934 Act has become effective.

5. REPRESENTATIONS AND WARRANTIES BY THE INVESTMENT MANAGER. The Investment Manager represents and warrants to Claymore as of the date hereof as follows:

     (a) GOOD STANDING OF THE INVESTMENT MANAGER. The Investment Manager has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required.

     (b) INVESTMENT ADVISOR STATUS. The Investment Manager is duly registered and in good standing with the SEC as an investment advisor under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the investment management agreement for the Fund as contemplated by the prospectus.

     (c) DESCRIPTION OF INVESTMENT MANAGER. The description of the Investment Manager in the Registration Statement and the prospectus (and any amendment or supplement to either of them) complied and complies in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) CAPITALIZATION. The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the prospectus, this Agreement and under the investment management agreement to which it is a party with the Fund.

     (e) AUTHORIZATION OF AGREEMENTS; ABSENCE OF DEFAULTS AND CONFLICTS. This Agreement and the investment management agreement to which it is a party with the Fund have each been duly authorized, executed and delivered by the Investment Manager, and the investment management agreement to which it is a party with the Fund constitutes a valid and binding obligation of the Investment Manager, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the investment management agreement to which it is a party with the Fund nor the performance by the Investment Manager of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Advisor is a party or by which it is bound, the certificate of formation, the operating agreement, or other organizational documents of the Investment Manager, or to the Investment Manager's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Manager or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Manager of the transactions contemplated by this Agreement or the investment management agreement to which it is a party with the Fund, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

     (f) NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement and the investment management agreement to which it is a party with the Fund.

     (g) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager or any "affiliated person" of the Investment Manager (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Manager, materially and adversely affect the properties or assets of the Investment Manager or materially impair or adversely affect the ability of the Investment Manager to function as an investment advisor or perform its obligations under the investment management agreement to which it is a party with the Fund, or which is required to be disclosed in the Registration Statement and the prospectus.

     (h) ABSENCE OF VIOLATION OR DEFAULT. The Investment Manager is not in violation of certificate of formation, its operating agreement or other organizational documents or in default under any agreement, indenture or instrument.

6.   COVENANTS OF THE FUND.

     (a)  The Fund covenants with Claymore as follows:

          (i) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Fund, subject to Section 6(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Claymore immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the prospectus or any amended prospectus shall have been filed, (B) of the receipt of any comments from the SEC, (C) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the prospectus or for additional information and (D) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the SEC and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of 1940 Act and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

          (ii) FILING OF AMENDMENTS. The Fund will give Claymore notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any term sheet or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, will furnish Claymore with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Claymore shall object.

          (iii) DELIVERY OF REGISTRATION STATEMENTS. The Fund has furnished or will deliver to Claymore, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to Claymore, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to Claymore will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (iv) DELIVERY OF PROSPECTUSES. The Fund has delivered to Claymore, without charge, as many copies of each preliminary prospectus as Claymore reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act, except as provided in Section 2(a) of this Agreement. The Fund will furnish to Claymore, without charge, during the period when the prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the prospectus (as amended or supplemented) as Claymore may reasonably request. The prospectus and any amendments or supplements thereto furnished to Claymore will be identical to the electronically transmitted copies thereof filed with the SEC pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (v) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time it shall be necessary, in the opinion of Claymore's counsel, to amend the Registration Statement or amend or supplement the prospectus in order to comply with the requirements of the 1933 Act, the Fund will promptly prepare and file with the SEC, subject to Section 6(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the prospectus comply with such requirements, and the Fund will furnish to Claymore such number of copies of such amendment or supplement as Claymore may reasonably request.

          (vi) BLUE SKY QUALIFICATIONS. The Fund will use its best efforts, in cooperation with Claymore, to qualify the Common Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as Claymore may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign statutory trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the common shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (vii) RULE 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (viii) USE OF PROCEEDS. The Fund will use the net proceeds received by it from the sale of the Common Shares in the manner specified in the prospectus under "Use of Proceeds."

          (ix) LISTING. The Fund will use its reasonable best efforts to effect the listing of the Common Shares on the NYSE, subject to notice of issuance, concurrently with the effectiveness of the Registration Statement.

          (x) REPORTING REQUIREMENTS. The Fund, during the period when the prospectus is required to be delivered under the 1933 Act or the

                  1934 Act, will file all documents required to be filed with the SEC pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the 1934 Act and the rules and regulations of the SEC thereunder, respectively.

          (xi) RULE 462(b) REGISTRATION STATEMENT. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the SEC the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

7.   STANDARD OF CARE.

     Claymore shall perform its duties and obligations hereunder as a reasonable person in like circumstances would perform such duties and obligations.

8.   INDEMNIFICATION.

     (a) Claymore shall indemnify and hold harmless the Fund, the Investment Manager and their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees from and against any losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which they may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by Claymore of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by Claymore in the performance of its duties and obligations hereunder; (iii) any violation of any applicable law by Claymore, its employees, agents or representatives; or
(iv) any acts or omissions of the Investment Manager or the Fund and their respective affiliates, partners, members, managers, shareholders, officers, directors, agents and employees taken or not taken, as the case may be, in reliance upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's Registration Statement or any amendment thereto, or the ommission or alleged ommission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or final prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, regarding Claymore and the services it provides the Fund and the Investment Manager.

     (b) The Fund shall indemnify and hold harmless Claymore and its affiliates, partners, members, managers, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which it may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by the Fund of any provision of this Agreement; (ii) any willful misfeasance or gross negligence by the Fund in the performance of its duties and obligations hereunder; or iii) any violation of any applicable law by the Fund, its employees, agents or representatives.

     (c) The Investment Manager shall indemnify and hold harmless Claymore and its affiliates, partners, members, managers, shareholders, officers, directors, agents and employees from and against any and all losses, claims, damages, liabilities or expenses (including reasonable attorneys' fees and expenses) to which it may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon: (i) any breach by the Investment Manager of any provision of this Agreement; or (ii) any willful misfeasance or gross negligence by the Investment Manager in the performance of its duties and obligations hereunder; or iii) any violation of any applicable law by the Investment Manager, its employees, agents or representatives.

     (d) The indemnified party (the "Indemnified Party") shall give notice to the other party (the "Indemnifying Party") promptly after the summons or other first legal process is served on the Indemnified Party for any claim, notice of claim or arbitration demand as to which indemnity may be sought pursuant to paragraphs (a), (b) and (c) of this Section 8. The Indemnified Party shall assume the defense of any such claim or any litigation resulting from it, provided that the Indemnifying Party may participate in such defense at its own expense. The failure of the Indemnified Party to give notice as provided in this paragraph (d) shall not relieve the Indemnifying Party from any liability unless such failure to give proper notice prohibits the Indemnifying Party from defending the claim. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation.

     (e) The provisions of this Section 8 shall survive the termination of this Agreement.

9.   FEES

     Claymore shall be compensated as provided for in, and subject to the terms and conditions of, the Servicing Agreement.

10.  NOTICES.

     Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified first class mail, return receipt requested, nationally recognized overnight courier service, or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Fund, the Investment Manager and Claymore shall be given or sent to the addresses set forth below.



          If to the Fund:

               Advent Claymore Convertible Securities and Income Fund 1065 Avenue of the Americas, 31st Floor
               New York, New York  10018
               Attention:  Rodd Baxter
               tel: 212.482.1600
               fax: 212.480.9655
               e-mail:  rbaxter@adventcap.com

          If to the Investment Manager:

               Advent Capital Management, LLC
               1065 Avenue of the Americas, 31st Floor
               New York, New York  10018
               Attention:  Rodd Baxter
               tel: 212.482.1600
               fax: 212.480.9655
               e-mail: rbaxter@adventcap.com

          If to Claymore:

               Claymore Securities, Inc.
               210 N. Hale Street
               Wheaton, Illinois  60187
               Attention:  Nicholas Dalmaso
               tel: 630.315.2036
               fax: 630.784.6303
               e-mail: ndalmaso@claymoresecurities.com

11.  TERMINATION AND AMENDMENT.

     (a) This Agreement shall become effective as of the date set forth above and may be terminated by the Fund or the Investment Manager upon 30 days notice in writing to Claymore; provided, that, this Agreement shall be deemed automatically terminated upon the termination of the Servicing Agreement.

     (b) This Agreement may be amended only by a writing signed by the parties hereto.

12.  MISCELLANEOUS.

     (a) This Agreement sets forth the entire Agreement between the parties hereto and replaces and supersedes all other understandings, commitments, and agreements relating to the subject matter hereto.

     (b) This Agreement may be assigned only with the prior written consent of the other parties hereto.

     (c) No waiver of any provision of this Agreement or the performance thereof shall be effective unless in writing signed by the party making such waiver or shall be deemed to be a waiver of any other provision or the performance thereof or of any future performance.

     (d) If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain enforceable to the extent permissible.

     (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     (f) The Supreme Court of the State of New York in the county of New York shall have exclusive jurisdiction over any action, suit or proceeding against any party with respect to this Agreement and each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum, and each party hereby submits to such jurisdiction. Notwithstanding the place where this Agreement may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of New York.

     (g) The parties to this Agreement hereby irrevocably waive any and all right to a trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated thereby.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND


By:
     Name:  Rodd Baxter
     Title: Secretary


CLAYMORE SECURITIES, INC.


By:
     Name:  Nicholas Dalmaso
     Title: Chief Operations Officer and General Counsel


ADVENT CAPITAL MANAGEMENT, LLC


By:
     Name:  Rodd Baxter
     Title: General Counsel